Exhibit 24.1
CASCADE FINANCIAL CORPORATION
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of CASCADE FINANCIAL CORPORATION (the “Company”) hereby constitute and appoint Carol K. Nelson and Lars H. Johnson, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Company, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof, relating to the registration of the Company’s debt and equity securities, in each case as described in the foregoing Registration Statements, and to sign any and all amendments or supplements to such Registration Statements.

Signature	Capacity
/s/ Carol K. Nelson Carol K. Nelson	President and Chief Executive Officer (Principal Executive Officer)
/s/ Lars H. Johnson Lars H. Johnson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ David W. Duce David W. Duce	Chairman
/s/ Janice Halladay Janice Halladay	Director
/s/ Craig Skotdal Craig Skotdal	Director
/s/ David O’Connor David O’Connor	Director
/s/ Katherine M. Lombardo Katherine M. Lombardo	Director
/s/ D. R. Murphy D. R. Murphy	Director
/s/ Ronald E. Thompson Ronald E. Thompson	Director
/s/ G. Brandt Westover G. Brandt Westover	Director

Signature	Capacity
/s/ Dwayne Lane Dwayne Lane	Director
/s/ Richard Anderson Richard Anderson	Director
/s/ Jim Gaffney Jim Gaffney	Director
December 19, 2008
Everett, Washington

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